AMENDMENT NUMBER 2 TO PARTICIPATION AGREEMENT

     WHEREAS, First Security Benefit Life Insurance and Annuity Company of New York (the "Company"), Pimco Variable Insurance Trust (the "Fund") and Allianz Global Investors Distributors LLC (formerly PA Distributors LLC) (the "Underwriter") are parties to a Participation Agreement dated May 1, 2003 (the "Agreement"); and

     WHEREAS, terms of the Agreement contemplate that Accounts and Contracts of the Company that are eligible to purchase Designated Portfolios of the Fund may be changed from time to time by amending Schedule A to the Agreement; and

     WHEREAS, the parties wish to add certain Accounts and Contracts to the Agreement by deleting the existing Schedule A and replacing it with the Schedule A attached hereto; and

     WHEREAS, capitalized terms used but not defined herein, shall have the meaning given them in the Agreement; and

     WHEREAS, all other terms of the Agreement shall remain in full force and effect;

     NOW, THEREFORE, the parties agree to delete the existing Schedule A to the Agreement and replace it with the Schedule A above.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Number 2 to the Agreement to be executed in its name and on its behalf by its duly authorized representative effective August 31, 2005.

FIRST SECURITY BENEFIT LIFE
INSURANCE AND ANNUITY COMPANY
OF NEW YORK                                     PIMCO VARIABLE INSURANCE TRUST
By: /s/ Kalman Bakk, Jr.                        By: /s/ Jeff Sargent
    ---------------------                           ----------------
Name: Kalman Bakk, Jr.                          Name:  Jeff Sargent
     -----------------                                 ------------

Title: Vice President and Chief                 Title:    Senior Vice President
       Marketing Officer                        --------------------
       ------------------------


ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By: E. Blake Moore, Jr.
    -------------------
Name: E. Blake Moore, Jr.
      -------------------

Title: Managing Director and CEO
       -------------------------

                                   SCHEDULE A

--------------------------- ----------------------- ----------------------------------------------------------------------------
        ACCOUNT(S)               CONTRACT(S)                                  DESIGNATED PORTFOLIO(S)
--------------------------- ----------------------- ----------------------------------------------------------------------------
Variable Account A          AdvisorDesigns          PIMCO Total Return Portfolio - Administrative Class
(January 22, 1996)          Variable Annuity        PIMCO Real Return Portfolio - Administrative Class
--------------------------- ----------------------- ----------------------------------------------------------------------------
Variable Account B          AdvanceDesigns          PIMCO All Asset Portfolio - Administrative Class
(January 22, 1996)          Variable Annuity and    PIMCO Low Duration Portfolio - Administrative Class
                            SecureDesigns           PIMCO Real Return Portfolio - Administrative Class
                            Variable Annuity        PIMCO CommodityRealReturn Strategy Portfolio - Administrative Class
                                                    PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Class
--------------------------- ----------------------- ----------------------------------------------------------------------------


CUSIP NUMBERS:
PIMCO All Asset Portfolio, CUSIP # 693394652
PIMCO Low Duration Portfolio, CUSIP #693394306
PIMCO Real Return Portfolio, CUSIP #693394819
PIMCO Total Return Portfolio, CUSIP #693394405
PIMCO CommodityRealReturn Strategy Portfolio, CUSIP #693394595
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged), CUSIP #693394702